EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use of our report dated April 14, 2006, being the Independent Auditors’ Report to Empire Energy Corporation International for the year ended December 31, 2005 and the accompanying schedules referred to therein, in this Registration Statement to be lodged by Empire Energy Corporation International on 18 September 2006.

We also consent to the reference to us under the heading “Experts” in the Prospectus which is part of the Registration Statement.

/s/ M D NICHOLAEFF	/s/ UHY HAINES NORTON
M D Nicholaeff	UHY Haines Norton
Partner	Chartered Accountants

Dated 18 September 2006

Sydney, Australia

UHY Haines Norton – ABN 85 140 758 156 NSWBN 98 133 826

Level 11, 1 York Street Sydney NSW 2000

GPO Box 4137 Sydney NSW 2001

An association of independent firms throughout Australia and a member of UHY, an international association of independent accounting and consulting firms

Liability limited by a scheme approved under Professional Standards Legislation